Exhibit 99.1

Old Glory Bank and Digital Asset Acquisition Corp. Announce Business Combination Agreement to Create a Texas Company Publicly Listed on Nasdaq

“We intend for Old Glory Bank to be the first chartered bank to fully integrate crypto into daily banking.” Michael Staw, Co-Founder and Chief Innovation Officer.

January 13, 2026 – Main Street, America

Old Glory Bank, serving customers in all 50 states with its pro-America online banking platform, and Digital Asset Acquisition Corporation (Nasdaq: DAAQ) (“DAAQ”), a special purpose acquisition company, today announced that DAAQ and Old Glory Bank’s Bank Holding Company have entered into a definitive business combination agreement to create OGB Financial Company, a Texas corporation to be listed on Nasdaq under the reserved ticker symbol “OGB.” The closing of the transaction is expected to occur at the end of the first quarter or early in the second quarter of 2026 and is subject to approval by the shareholders of the parties and other customary closing conditions, including regulatory approval.

DAAQ currently has $176 million in its trust account, and Old Glory Bank’s pre-money valuation will be $250 million in this transaction. The parties intend to arrange a PIPE or other proceeds of at least $50 million for closing. Additional information about the transaction will be provided in a Current Report on Form 8-K, which will include an investor presentation to be filed with the Securities and Exchange Commission and will be available at www.sec.gov.

“Old Glory Bank’s holding company already has more than 6,000 patriotic stockholders. This transaction and the related listing on Nasdaq will provide the capital necessary for us to continue growing deposits while ensuring that the great Americans living on Main Street, who we serve from sea to shining sea, can also be owners,” said former HUD Secretary Dr. Ben Carson, Co-Founder and Board Member of Old Glory Bank Holding Company.

Old Glory Bank is a full-service, digital-first bank with over 80,000 personal and business accounts in all 50 states and several countries. Old Glory Bank has a physical branch in Elmore City, Oklahoma, and started serving customers with online accounts in April of 2023. It has since grown deposits more than 2,000% from $10 million to over $245 million as of December 31, 2025.

“Old Glory Bank has continued to push back against debanking and continues to support America’s important industries like crypto, firearms, oil and gas, and agriculture. We proudly started offering bank accounts to the crypto community in early 2024, and we never succumbed to the Biden Administration’s Operation Chokepoint 2.0,” says Co-Founder and Director of Old Glory Holding Company, Larry Elder, Radio and TV Host, former California gubernatorial candidate, and former presidential candidate.

Old Glory Bank Board Member, 30th White House Press Secretary, and Television Host, Sean Spicer, adds that, “Old Glory Bank is about product, service, and freedom. We have all the products and features of the mega banks, but we don’t debank people who exercise their Constitutional rights or disagree with the government. Administrations change, so it is important to be with a bank that has always been on the right side of banking. There has never been any DEI at Old Glory Bank; only PSL – Privacy, Security, Liberty.”

Old Glory Bank became the community bank for all of America by offering free personal accounts, free business accounts, 2/3 Day Early Direct Deposit, free overdraft protection, debit cards with 40,000 free ATMs, credit cards with rewards, charitable round-ups, fast home loans and HELOCs, VA loans, and SBA loans. Old Glory Bank’s specialty products include Old Glory Pay (Old Glory Bank’s closed-loop payment solution), Old Glory Cash-IN (enabling customers to easily deposit cash at over 88,000 retail stores), and Old Glory Alliance (a no-judgement crowdfunding solution that accepts political campaigns and offers quick merchant processing). Terms and conditions apply to these products and features.

“Of all the great products and services we offer at Old Glory Bank, what I’m most proud of is Old Glory Protect. We are the only bank that offers to our fearless Protectors who open a free account and bank with us, a free $100,000 Line-of-Duty Death Benefit, because without them, we wouldn’t have the freedom and opportunity to build something as important as Old Glory Bank,” says John Rich, Co-Founder of Old Glory Bank, Patriot, and Country Music superstar. Terms and conditions apply.

“Old Glory Bank was created as a market solution to debanking and the denial by the mega banks of financial freedoms,” says Mike Ring, Co-Founder, President and CEO of Old Glory Bank. “America cannot have financial freedom without decentralized finance. That’s why Old Glory Bank supports crypto and decentralized blockchain transactions, and we were one of the few banks to proudly provide banking services to crypto companies during the Biden Administration, when many of the mega banks cowered and acquiesced to the government. We have never cowered to the government. Trust me, if the mega banks cowered before, they’ll do it again once the political winds change,” Ring continued.

Last July, a few days after the passage of the GENIUS Act, Old Glory Bank announced and began demonstrating its proprietary Next Generation banking stack, which it had been building and holding until Congress and the President passed the GENIUS Act.

“We intend for Old Glory Bank to be the first chartered bank to fully integrate crypto into daily banking. Today, it’s too confusing, slow, and difficult for regular Americans to move money from a bank account to the blockchain. At Old Glory Bank, we are an actual bank, so we are confident that, in the future, our customers will have the ability to easily move money on and off chain, as well as instantly deposit crypto into their bank account, by exchanging crypto into fiat utilizing our patent-pending OGB Freedom Offramp,” says Michael Staw, Co-Founder and Chief Innovation Officer of Old Glory Bank.

“Old Glory Bank intends to offer fast and easy self-service crypto loans for our great customers who do not want to sell crypto, receive a 1099-DA, and potentially be subject to tax. Again, because we are a bank, and we have one of the lowest costs of funds in the industry, we will be able to make consumer crypto loans in all 50 states, with fair interest rates and no garbage fees,” says Staw. “We won’t stop there, and Old Glory Bank intends to issue its own payment stablecoin, OGBUSD, on the ERC-20 standard so that our freedom-loving customers will have the ability to make payments around the world instantly and securely on various blockchains,” continued Staw.

Says Bill Shine, Co-Founder and Executive Chairman of Old Glory Bank, former Co-President of Fox News, former President of Fox Business Network, and White House Deputy Chief of Staff for Communications for the 45th Administration, “Americans should not be scrutinized or tracked for lawful and personal financial transactions. Our upcoming OGBUSD stablecoin will ride on various blockchains, not the Fedwire Funds Service, not the SWIFT network, and not the card networks. Our customers’ money is their business!”

Says Peter Ort, Principal Executive Officer and Co-Chairman of DAAQ, “In less than three years, Old Glory Bank established itself as the premier bank for the Freedom Economy, and we believe in 2026, they will establish themselves as the premier bank for the Crypto Economy. Because Old Glory Bank has a traditional bank charter, they can offer their customers frictionless integration of fiat and crypto in one tech stack, including loans, plus offer all other traditional banking services that you can only get with an FDIC-Insured Bank.”

Says Ring, “I’m very proud that we are making our public company home in Texas, one of our most populous states for account holders, where it’s an easy drive up I-35 to our beautiful branch in Elmore City, Oklahoma.”

Advisors

Clear Street LLC is serving as the exclusive financial advisor to Old Glory Bank. Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, is serving as the exclusive financial and capital markets advisor to Digital Asset Acquisition Corp.

About Old Glory Bank

Old Glory Bank is the premier full-service FDIC-insured bank serving both the Freedom Economy and DeFi Economy, offering the best mobile banking solutions for consumers and businesses, from sea to shining sea. Old Glory Bank is committed to protecting the Privacy, Security, and Liberty of all Americans. Old Glory Bank has co-founders and directors comprising of some of the leading voices representing freedom and patriotism, including former Secretary of Housing and Urban Development, Dr. Ben Carson; Radio and Television Host Larry Elder; country music superstar, TV host, entrepreneur, and songwriter, John Rich; the 30th White House Press Secretary and Television Host, Sean Spicer, former two-term Governor of Oklahoma, Mary Fallin-Christensen, and former Co-President of Fox News, former President of Fox Business Network, and White House Deputy Chief of Staff for Communications for the 45th Administration, Bill Shine. Visit www.oldglorybank.com. Contact media@oldglorybank.com for media inquiries. We Stand with You. Member FDIC. Equal Housing Lender.

About Digital Asset Acquisition Corp (DAAQ)

Digital Asset Acquisition Corp is a Nasdaq-listed (Nasdaq: DAAQ) special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

Additional Information about the Transaction and Where to Find It

The transaction will be submitted to the shareholders of DAAQ for their consideration. DAAQ and Old Glory Bank intend to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus and certain other related documents, which will serve as both the proxy statement to be distributed to DAAQ’s shareholders in connection with DAAQ’s solicitation for proxies for the vote by DAAQ’s shareholders in connection with the transaction and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued (or deemed issued) to DAAQ’s securityholders and Old Glory Bank’s equity holders in connection with the completion of the transaction. After the Registration Statement is declared effective, DAAQ will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the transaction. DAAQ’s shareholders and other interested persons are advised to read, once available, the Registration Statement, the preliminary proxy statement/prospectus included in the Registration Statement and any amendments thereto and, once available, the definitive proxy statement/prospectus and documents incorporated by reference therein filed in connection with the transaction, in connection with DAAQ’s solicitation of proxies for its extraordinary general meeting to be held to approve, among other things, the transaction, as well as other documents filed with the SEC in connection with the transaction, as these documents will contain important information about DAAQ, Old Glory Bank, and the transaction. Securityholders of DAAQ and Old Glory Bank may obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed by DAAQ with the SEC that will or may be incorporated by reference in the proxy statement/prospectus, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to DAAQ at 174 Nassau Street, Suite 2100, Princeton, New Jersey 08542.

Participants in the Solicitation

DAAQ and its directors and executive officers may be deemed participants in the solicitation of proxies from DAAQ’s shareholders in connection with the transaction. More detailed information regarding those directors and executive officers and a description of their interests in DAAQ is contained in DAAQ’s filings with the SEC, including the registration statement on Form S-1 (File No. 333-284776), which was declared effective by the SEC on April 28, 2025, and which is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Old Glory Bank’s directors and executive officers may also be deemed to be participants in the solicitation of proxies from DAAQ’s shareholders in connection with the transaction. A list of the names of such directors and executive officers, and information regarding their interests in the transaction, will be included in the Registration Statement when available.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about DAAQ’s or Old Glory Bank’s ability to effectuate the transaction discussed in this document; the benefits of the transaction; the future financial performance of PubCo (which will be the go-forward public company following the completion of the transaction) following the Closing; changes in Old Glory Bank’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by DAAQ, Old Glory Bank, and their respective management teams, as the case may be, are inherently uncertain. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of DAAQ and Old Glory Bank. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in domestic and foreign business, market, financial, political conditions, and in applicable laws and regulations, (2) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive agreements and any negotiations with respect to the transaction; (3) the outcome of any legal proceedings that may be instituted against DAAQ, Old Glory Bank, the combined company, or others; (4) the inability to complete the transaction due to the failure to obtain approval of the shareholders of DAAQ or Old Glory Bank for the transaction or to satisfy other conditions to closing; (5) changes to the proposed structure of the transaction that may be required or appropriate as a result of applicable laws or regulations; (6) the ability to meet stock exchange listing standards following the consummation of the transaction; (7) the risk that the transaction disrupts current plans and operations of DAAQ or Old Glory Bank as a result of the announcement and consummation of the transaction; (8) the ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things: competition, the ability of the combined company to grow and manage growth profitably, the ability of the combined company to build or maintain relationships with customers and retain its management and key employees, the timing and amount of future capital expenditures and requirements for additional capital, and the timing of future cash flow provided by operating activities, if any; (9) costs related to the transaction; (10) the possibility that Old Glory Bank or the combined company may be adversely affected by other economic, business, political and/or competitive factors; (11) estimates of expenses and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments; and (12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in DAAQ’s filings with the SEC, including the Registration Statement, when available, and any periodic Exchange Act reports filed by DAAQ with the SEC such as its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

You should carefully consider the foregoing risk factors and the other risks and uncertainties which will be more fully described in the “Risk Factors” section of the Registration Statement and other documents filed by DAAQ from time to time with the SEC. If any of these risks materialize or DAAQ’s or Old Glory Bank’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither DAAQ nor Old Glory Bank presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect DAAQ and Old Glory Bank’s expectations, plans, or forecasts of future events and views as of the date of this press release. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. These forward-looking statements speak only as of the date of this press release. DAAQ, Old Glory Bank, and their respective representatives and affiliates specifically disclaim any obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing DAAQ’s, Old Glory Bank’s, or any of their respective representatives or affiliates’ assessments as of any date subsequent to the date of this press release, and therefore, undue reliance should not be placed upon the forward-looking statements. This press release contains preliminary information only, is subject to change at any time, and is not, and should not be assumed to be, complete or constitute all of the information necessary to adequately make an informed decision regarding any potential investment in connection with the transaction.

No Offer or Solicitation

This press release and the exhibits hereto do not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent, or approval in any jurisdiction with respect to any securities or in connection with the transaction. There shall not be any offer, sale, or exchange of any securities of Old Glory Bank or DAAQ in any jurisdiction where, or to any person to whom, such offer, sale, or exchange may be unlawful under the laws of such jurisdiction prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom.

Contact

Peter Ort
Principal Executive Officer and Co-Chairman
Digital Asset Acquisition Corp.
pete@curaleaassociates.com

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